Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 18, 1996, relating to the financial statements and selected data and ratios for a share of beneficial interest outstanding of Growth & Income Portfolio, Capital Growth Portfolio, International Equity Portfolio, Asset Allocation Portfolio, U.S. Treasury Income Portfolio (subsequently renamed U.S. Government Income Portfolio) and Money Market Portfolio (separately managed portfolios of Mutual Fund Variable Annuity Trust), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in such Prospectus.




PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
December 23, 1996